Exhibit 10.9

EXECUTIVE DIRECTOR SERVICE AGREEMENT

(Plain-English, Non-Employment Irish Corporate Office-Holder Contract)

This Agreement is made between:

Davion Healthcare Plc (the “Company”)

and

Andreas Ttofi (the “Executive Director”).

1.	Appointment

1.1	You are appointed as an Executive Director of the Company in the role of:

•	Chief Financial Officer.

1.2	This Agreement confirms your role as a director and officer but does not make you an employee unless the Company separately provides an employment contract (which it is not doing here).

2.	Duties

You shall:

•	Provide senior leadership in your functional area.
•	Carry out responsibilities assigned by the Board.
•	Maintain compliance with Irish company law, NASDAQ rules, and SEC obligations.
•	Attend all board meetings unless reasonably unable to do so.
•	Support the Company’s reporting, strategy, and governance obligations.

3.	Time Commitment

You agree to devote a minimum of 40 hours per week, as time reasonably required for your executive responsibilities. If you also hold external roles, you must ensure they do not conflict with your role at Davion.

4.	Fees / Compensation

4.1	You will receive a director’s fee of €120,000 per year, paid quarterly in arrears. Such fee to commence from the 1st day of listing of the company’s securities on a regulated stock exchange.

4.2	You may receive additional share-based awards, as approved by the Board.

4.3	You are not entitled to employee benefits such as holiday pay, pension, sick pay, or redundancy pay unless separately agreed in writing.

5.	Expenses

The Company will reimburse reasonable business expenses with receipts.

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6.	Confidentiality

You must keep Company information confidential at all times.

7.	Intellectual Property

Any work, reports, inventions, or documentation you create in your role shall be owned by the Company.

8.	Conflicts of Interest

You will disclose any personal or business interest that could conflict with Company interests.

9.	Share Trading

You must follow all Company share dealing policies, MAR rules, SEC and NASDAQ regulations.

10.	Indemnity & Insurance

The Company will maintain D&O insurance for you and provide indemnification to the maximum extent permitted under Irish law.

11.	Termination

Your appointment may end if:

•	you resign,
•	shareholders do not re-elect you,
•	you become disqualified as a director,
•	you breach fiduciary duties,
•	the Board removes you from your executive role.

12.	Governing Law

This Agreement is governed by Irish law.

Signed:

/s/ Jack Kaye

Jack Kaye

For Davion Healthcare Plc

Chief Executive Officer

/s/ Andreas Ttofi

Andreas Ttofi

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